PRICING SUPPLEMENT NO. 71                                     Rule 424(b)(3)
DATED: November 6, 1997                                    File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes         Book Entry Notes
$25,000,000               [x]                         [x]

Original Issue Date:      Fixed Rate Notes            Certificated Notes
November 12, 1997         [_]                         [_]

Maturity Date:
November 12, 1999

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:


                                               Optional           Optional
                        Redemption             Repayment          Repayment
Redeemable On           Price(s)               Date(s)            Price(s)
-------------           ----------             ---------          ----------

N/A                     N/A                    N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]         Commercial Paper Rate        Minimum Interest Rate: N/A

[_]         Federal Funds Rate           Interest Reset Date(s): *

[_]         Treasury Rate                Interest Reset Period: Monthly

[_]         LIBOR Reuters                Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                   Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.09%
---------------------------------

*        On the 12th of each month.

**       On the 12th of each month.

*** The one-month LIBOR rate on November 10, 1997 plus 9 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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